Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of S&T Bancorp, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Corporation”), hereby constitute and appoint Robert E. Rout and Wendy Bell, and each of them (with full power to each of them to act alone) his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) this Registration Statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, and any applicable securities exchange or securities self-regulatory organization, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in connection with such signing and filing, as fully and to all intents and purposes as any such officer or director might or could do in person; and such persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate; and each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has, with full power of substitution and resubstitution, hereunto set his or her hand as of the date specified.

Signature	Title	Date
Principal Officers:

/s/ Todd D. Brice Todd D. Brice	President and Chief Executive Officer (Principal Executive Officer) and Director	Date: December 15, 2008

/s/ Robert E. Rout Robert E. Rout	Senior Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	Date: December 15, 2008

/s/ James C. Miller James C. Miller	Chairman of the Board	Date: December 15, 2008

Directors:

/s/ John N. Brenzia John N. Brenzia	Director	Date: December 15, 2008

/s/ Thomas A. Brice Thomas A. Brice	Director	Date: December 15, 2008

/s/ John J. Delaney John J. Delaney	Director	Date: December 15, 2008

/s/ Michael J. Donnelly Michael J. Donnelly	Director	Date: December 15, 2008

/s/ William J. Gatti William J. Gatti	Director	Date: December 15, 2008

/s/ Jeffrey D. Grube Jeffrey D. Grube	Director	Date: December 15, 2008

/s/ Frank W. Jones Frank W. Jones	Director	Date: December 15, 2008

/s/ Joseph A. Kirk Joseph A. Kirk	Director	Date: December 15, 2008

/s/ David L. Krieger David L. Krieger	Director	Date: December 15, 2008

/s/ James V. Milano James V. Milano	Director	Date: December 15, 2008

Christine J. Olson	Director	Date: December 15, 2008

/s/ Alan Papernick Alan Papernick	Director	Date: December 15, 2008

/s/ Robert Rebich Robert Rebich	Director	Date: December 15, 2008

/s/ Charles A. Spadafora Charles A. Spadafora	Director	Date: December 15, 2008

/s/ Charles G. Urtin Charles G. Urtin	Director	Date: December 15, 2008